EXHIBIT 23.2
                                                                ------------

                CONSENT OF MCGLADREY & PULLEN, LLP

We consent to the incorporation by reference of our report dated March 12, 2007 with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. as of and for the year ended October 31, 2006 included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 2006 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659), (ii) the Company's Registration Statement on Form S-8 (SEC File No. 333-424), (iii) the Company's Registration Statement on Form S-3 (SEC File No. 333-75377), (iv) the Company's Registration Statement on Form S-8 (SEC File No. 333-110156), (v) the Company's Registration Statement on Form S-8 (SEC File No. 333-110157), and (vi) the Company's Registration Statement on Form SB-2 (SEC File No. 333-129261).


MCGLADREY & PULLEN LLP

Minneapolis, Minnesota
March 12, 2007